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                                                                    EXHIBIT-23.1

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Concord Camera Corp. Stock Option Plan for Harry Dodds of our report dated August 20, 1999, with respect to the consolidated financial statements and schedule of Concord Camera Corp. included in its Annual Report (Form 10-K) for the year ended July 3, 1999, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

West Palm Beach, Florida
February 22, 2000